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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT


                  AGREEMENT made as of July 25, 1996, between Penton Publishing, Inc., a Delaware corporation (the "Company"), which is currently a wholly-owned subsidiary of Pittway Corporation, a Delaware corporation ("Pittway"), and Thomas Kemp ("Executive").

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date on which Executive commences full-time employment with the Company at the Company's headquarters in Cleveland, Ohio and ending as provided in paragraph 5 hereof (the "Employment Period"). Executive agrees to commence full-time employment with the Company at such headquarters no later than January 2, 1997.

                  2. Position and Duties.

                  (a) During the Employment Period, Executive shall serve as the chief executive officer of the Company and, subject to the management of the business and affairs of the Company at the direction of the Board of Directors of the Company (the "Board"), shall have the normal duties, responsibilities and authority of an executive serving in such position, including without limitation the development of short-and long-term operating plans, the development of operating and capital budgets, the overseeing of Company personnel and the development of compensation proposals and proposals for acquisitions and dispositions. Executive shall have the title Chairman and Chief Executive Officer of the Company, subject to the power of the Board to change such title to President or Chief Executive Officer or some combination thereof. During the Employment Period, Executive shall also serve as a director of the Company for so long as the Board (or a nominating committee of the Board) nominates him to that position and he is elected to it and as a director of any affiliate of the Company designated by the Board for so long as the Board causes him to be elected to such position.

                  (b) Executive shall report to the Board.

                  (c) During the Employment Period, Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity, and, provided such activities do not have more than a de minimis effect on Executive's performance of his duties under this Agreement, participation in charitable and civic endeavors and management of Executive's personal investments and business interests) to the business and affairs of the Company, its subsidiaries and affiliates. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.


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                  (d) Executive shall perform his duties and responsibilities principally in the Cleveland, Ohio metropolitan area, and shall not be required to travel outside that area any more extensively than the previous chief executive officer of the Company, Sal F. Marino, has done in the past in the ordinary course of the business of the Company.

                  3. Compensation and Benefits.

                  (a) Salary. The Company agrees to pay Executive a salary during the Employment Period in monthly installments. Executive's initial salary shall be $400,000 per year. The Compensation Committee of the Board (or, if there is no such Committee, the Board) shall review Executive's salary annually, beginning in January of 1998, and may, in its sole discretion, increase it.

                  (b) Bonus(es). The Company agrees to pay Executive bonuses during the Employment Period, as follows:

                  (i) Signing Bonus. for the execution and delivery of this Agreement, a bonus of $100,000 payable within five days after the Employment Period begins;

                  (ii) 1996 Bonus. for Executive's performance of his duties and responsibilities during the remainder of 1996, and provided the Employment Period begins no later than September 3, 1996 and continues until at least December 31, 1996, a bonus of $100,000 payable on January 2, 1997; and

                  (iii) Subsequent Annual Bonuses. for Executive's performance of his duties and responsibilities during each calendar year subsequent to 1996, a bonus pursuant to a plan for such calendar year to be established by the Compensation Committee of the Board (or, if there is no such Committee, the Board) during the first month of such calendar year after consultation with Executive.

                           In general, the plan for each calendar year will have potential bonus amounts, corresponding to various levels of Company profitability at or above a threshold level, ranging from a threshold amount to a maximum amount. Within this range ("Executive's Bonus Potential"), there shall be a target bonus amount which shall correspond to a reasonable improvement in Company profitability. Executive's Bonus Potential will relate to the Company's profitability: the higher the Company's profitability, the higher Executive's Bonus Potential; the lower the Company's profitability, the lower Executive's Bonus Potential.

                           It is the intention of the parties that the plan for 1997 will result in a bonus of $200,000 if there is a meaningful increase in the Company's profitability in 1997 compared to full-year 1996 operations, but such bonus may be more or less than that amount depending on the Company's profitability during 1997. If the Company acquires or combines with another entity during the


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                           remainder of 1996 or during 1997, increase in
                           profitability will be determined based on year-to-year improvement in combined operations.

                           Any bonus payable pursuant to this (iii) at a time when the Company is a majority-owned subsidiary of Pittway may, at the discretion of the Compensation Committee of the Board of Directors of Pittway (after considering any preference expressed by Executive), be paid in cash, in the form of a Performance Shares Award related to shares of Pittway's Class A Stock or in combination of both. Any such Performance Shares Award would be awarded under the Pittway Corporation 1990 Stock Awards Plan as amended (including any further amendments, the "Pittway Plan"). Any bonus payable pursuant to this (iii) at a time when the Company is a public company (as defined in paragraph
                           (c)(iv) below) may, at the discretion of the Compensation Committee of the Board (or, if there is no such Committee, the Board) (after considering any preference expressed by Executive), be paid in the form of cash, a Performance Shares Award related to shares of the Company's Common Stock or a combination of both. Each Performance Shares Award paid pursuant to this paragraph shall be substantially in the form of Exhibit 1 attached to this Agreement, except that it is understood that reference to any then existing registration statement or related plan information document in Exhibit 1, or its equivalent, shall be included if and only if the same exists at the time of payment and is relevant to such Performance Shares Award.

                  (c) Stock Options. Executive shall also receive stock options during the Employment Period, as follows:

                  (i) Initial Pittway Option. pursuant to authorization by the Compensation Committee of the Board of Directors of Pittway, and under the Pittway Plan, on the date on which the Employment Period begins Executive will be granted a non-qualified option to purchase 4,000 shares of Pittway's Class A Stock at an exercise price per share equal to the fair market value of such a share on such date;

                  (ii) 1997 Pittway Option. pursuant to authorization by such Compensation Committee, and under the Pittway Plan, on March 31, 1997, if the Company then remains a majority-owned subsidiary of Pittway, Executive shall be granted an additional non-qualified option to purchase shares of Pittway's Class A stock (the number of shares to be determined so that such option has a value of $200,000) at an exercise price per share equal to the fair market value of such a share on such date;

                  (iii) Subsequent Pittway Options. so long as the Company remains a majority-owned subsidiary of Pittway, Executive shall be eligible to receive additional non-qualified stock options under the Pittway Plan during calendar years

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                           subsequent to 1997, at the discretion of the
                           Compensation Committee of the Board of Directors of Pittway;

                  (iv) Initial Company Option(s). at the close of business on the first date, if any, on which the Company has ceased to be a majority-owned subsidiary of Pittway and the Company's stock has become listed and traded on a national securities exchange or included and traded in the National Association of Securities Dealers' Automated Quotation system (the Company's status at such time being referred to as that of a "public company"):

                                    (A) Executive shall be granted a
                                    non-qualified option to purchase shares of the Company's Common Stock (the number of shares to be determined so that such option has a value equal to (1) $400,000 minus (2) the aggregate of the value(s) on their respective date(s) of grant of any options granted to Executive under the Pittway Plan earlier in the same year) at an exercise price per share equal to the fair market value of such a share at such time; and

                                    (B) provided that prior to the Company's becoming a public company Executive shall have surrendered to Pittway, for cancellation immediately prior to the Company's becoming a public company, the then unexpired, unexercised portion(s) of one or more options to purchase Pittway Class A Stock granted pursuant to (i), (ii) or (iii) above, Executive shall be granted non-qualified options to purchase shares of the Company's Common Stock (the number of such shares to be determined so that such options have an aggregate value equal to the aggregate of the value(s) as of immediately prior to the Company's becoming a public company of such surrendered unexpired, unexercised portion(s); and the exercisability provisions of each such option to correspond to the then exercisability of the corresponding surrendered portion) at an exercise price equal to the fair market value of such a share at such time; and

                  (v) Subsequent Company Options. if the Company is a public company at the time, Executive shall be eligible to receive additional non-qualified stock options to purchase shares of the Company's Common Stock during calendar years subsequent to 1997, at the discretion of the Compensation Committee of the Board.

                           For purposes of (ii) and (iv) above, the value of a
non-qualified option to purchase shares of Pittway's Class A Stock shall be determined by the Compensation Committee of the Board of Directors of Pittway, on a basis consistent with that used by such Committee in making similar determinations. For purposes of (iv) above, the value of a non-qualified option to purchase shares of the Company's Common Stock shall be determined by the Compensation Committee of the Board (or, if there is no such Committee, the Board), on a basis consistent with that used by such Committee (or the Board) in making similar determinations.


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                           Each option to be granted pursuant to (i), (ii) or
(iv) above shall be substantially in the form of Exhibit 2 attached to this Agreement, except that it is understood that reference to any then existing registration statement or related plan information document in Exhibit 2, or its equivalent, shall be included if and only if the same exists at the time of grant and is relevant to such option.

                           If at the time an option to purchase shares of the
Company's Common Stock is to be granted pursuant to (iv) or (v) above the Company has in effect an equity awards or stock option plan (as amended from time to time, the "Company Plan") and such option can be granted under the Company Plan, and provided the grant of such option has been authorized by the Compensation Committee of the Board (or, if there is no such Committee, the Board), such option shall be granted under the Company Plan; otherwise such option shall be granted independent of the Company Plan.

                           If, at the time of the grant of any option pursuant
to this paragraph (c), the issuance of shares upon exercise thereof has not been registered under the Securities Act of 1933, as amended, it shall be a condition to such grant that Executive execute and deliver to Pittway or the Company, as applicable, a certificate confirming that Executive is an accredited investor (as such term is used in Regulation D under such Act) and including transfer restrictions and other provisions customary in connection with grants under such circumstances.

                  (d) Relocation Expense Reimbursement. Subject to the Company's requirements with respect to reporting and documentation of such expenses, the Company shall reimburse Executive for the following expenses related to Executive's relocation from Tiburon, California to the Cleveland, Ohio metropolitan area (which relocation Executive agrees to pursue with reasonable diligence):

                  (i) Moving Expenses. all reasonable expenses related to moving the household possessions of Executive and his immediate family as a part of such relocation;

                  (ii) Air Travel Expenses. reasonable air travel expenses (at coach fare) incurred by Executive and his wife related to such relocation, up to a maximum of $8,000;

                  (iii) Temporary Housing Expenses. rent (including electricity and heating expense) of a furnished apartment in the Cleveland, Ohio metropolitan area for up to the first six months of the Employment Period, up to a maximum of $2,500 per month; and

                  (iv) Residence Sale Net Loss. up to $100,000 (net after taxes on the receipt of such reimbursement) of any loss (i.e., shortfall of net sale price, after deduction of Executive's sales commission and closing costs, as compared to $1,086,445) incurred by Executive on the sale of his existing residence in Tiburon, California (which sale Executive agrees to commence not later than October 1, 1996); provided that in the event Executive is entitled to any tax


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                           benefit on account of such loss, the $100,000 amount
                           shall be reduced by the amount of such tax benefit.

                  (e) Other Expense Reimbursement. The Company shall reimburse Executive for all reasonable expenses incurred by him during the Employment Period in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. Executive acknowledges that under the Company's current air travel reimbursement policy, reimbursement is limited to coach fare (plus Executive's cost of any upgrade certificates used to upgrade to first class) on travel within the United States and is limited to business class fare on travel to and from foreign cities.

                  (f) Standard Executive Benefits Package. In addition to the salary, bonus(es), stock options and expense reimbursements payable to Executive pursuant to this paragraph 2, Executive shall be entitled during the Employment Period to participate, on the same basis as other executives of the Company, in the Company's Standard Executive Benefits Package. The Company's "Standard Executive Benefits Package" means those benefits (including insurance, vacation, company car or car allowance and/or other benefits) for which substantially all of the executives of the Company are from time to time generally eligible, as determined from time to time by the Board. On the date on which the Employment Period begins, Executive shall be credited with 22 years of service for purposes of vacation benefits included in the Standard Executive Benefits Package. Notwithstanding the foregoing, except to the extent expressly provided in (c) above, Executive shall not be entitled during the Employment Period to participate in the Pittway Plan or the Company Plan, but Executive shall be entitled to participate in any other executive equity award or stock option plan of Pittway or the Company, as applicable, which may be established.

                  (g) Additional Benefits. In addition to participation in the Company's Standard Executive Benefits Package pursuant to this paragraph 2, Executive shall be entitled during the Employment Period to:

                  (i) additional term life insurance coverage in an amount equal to Executive's salary; but only if and so long as such additional coverage is available at standard rates from the insurer providing term life insurance coverage under the Standard Executive Benefits Package or from a comparable insurer acceptable to the Company;

                  (ii) supplementary long-term disability coverage in an amount which will increase maximum covered annual compensation to $330,000 and the maximum monthly payments to $18,333; but only if and so long as such supplementary coverage is available at standard rates from the insurer providing long-term disability coverage under the Standard Executive Benefits Package or a comparable insurer acceptable to the Company;

                  (iii) in the event the Employment Period ends prior to five years after the beginning thereof and as a result Executive is not entitled to all of the benefits


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                           under the tax-qualified pension plan and
                           tax-qualified defined contribution plan (401(k) plan) of Pittway included in the Standard Executive Benefits Package to which he would have been entitled had he been fully vested under such plans at the beginning of the Employment Period, a supplemental payment (independent of any plan) promptly following the end of the Employment Period equal to the sum of
                           (A) the discounted present value of his accrued but unvested future payments (on a straight life basis) under such pension plan, calculated using the discount rate and actuarial methods and procedures then utilized under such plan and (B) the unvested portion of his account under such defined contribution plan; and

                  (iv) pursuant to authorization by the Compensation Committee of the Board of Directors of Pittway, participation in the Pittway Corporation Supplemental Executive Retirement Plan effective January 1, 1996, as currently in effect, except that (A) the beginning date for accrual of a benefit shall be the date on which the Employment Period begins and (B) no benefit shall be payable thereunder unless the Employment Period shall end five years or more after the beginning thereof (or, if the Employment Period ends early pursuant to paragraph 5 hereof within such five years on account of a Termination without Cause or a Termination by Executive for Good Reason, unless the date on which (without any extension thereof) the Employment Period is then scheduled to end shall be five years or more after the beginning thereof) (the "Pittway SERP").

                           In the event the Company ceases to be a
                           majority-owned subsidiary of Pittway and establishes a Supplemental Executive Retirement Plan with terms at least as favorable to Executive as those under the Pittway SERP (the "Company SERP"), Executive shall cease participation in the Pittway SERP and shall instead participate in the Company SERP. As used herein, "SERP" refers to whichever of the Pittway SERP or the Company SERP Executive is participating in at the time.

                  (h) Indemnification. With respect to Executive's acts or failures to act during the Employment Period in his capacity as a director, officer, employee or agent of the Company, Executive shall be entitled to indemnification from the Company, and to liability insurance coverage (if any), on the same basis as other directors and officers of the Company.

                  4. Adjustments. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that if there is a significant reduction in the level of the business to which Executive's duties under this Agreement relate, or if all or any significant part of such business is disposed of by the Company and/or its subsidiaries or affiliates during the Employment Period but Executive thereafter remains an employee of the Company, the Board may make adjustments in "Executive's Reference Salary" (i.e., Executive's initial salary or, in the event the Employment Period has been extended pursuant to paragraph 5(b) hereof, Executive's salary on the date on which the most recent such extension occurred) and/or Executive's Bonus Potential as the Board deems appropriate to reflect such reduction or disposition.


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                  5. Employment Period.

                  (a) Except as hereinafter provided, the Employment Period shall continue until, and shall end upon, the third anniversary of the date on which the Employment Period begins.

                  (b) On each anniversary of the date on which the Employment Period begins which precedes Executive's sixty-fifth birthday by more than two years, unless the Employment Period shall have ended early pursuant to (c) below or either party shall have given the other party written notice that the extension provision in this sentence shall no longer apply, the Employment Period shall be extended for an additional calendar year (unless Executive's sixty-fifth birthday occurs during such additional calendar year, in which event the Employment Period shall be extended only until such birthday). In no event shall the Employment Period be extended beyond the Executive's sixty-fifth birthday except by mutual written agreement of the Company and Executive.

                  (c) Notwithstanding (a) and (b) above, the Employment Period shall end early upon the first to occur of any of the following events:

                  (i)      Executive's death;

                  (ii) Executive's retirement upon or after reaching age 65 ("Retirement");

                  (iii) the Company's termination of Executive's employment on account of Executive's having become unable (as determined by the Board in good faith) to regularly perform his duties hereunder by reason of illness or incapacity for a period of more than six (6) consecutive months ("Termination for Disability");

                  (iv) the Company's termination of Executive's employment for Cause ("Termination for Cause");

                  (v) the Company's termination of Executive's employment other than a Termination for Disability or a Termination for Cause ("Termination without Cause");

                  (vi) Executive's termination of Executive's employment for Good Reason by means of advance written notice to the Company at least thirty (30) days prior to the effective date of such termination identifying such termination as a Termination by Executive for Good Reason and identifying the Good Reason ("Termination by Executive for Good Reason") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5(b) hereof shall no longer apply shall not constitute a "Termination by Executive for Good Reason"); provided that if the Good Reason identified in such notice is the Good Reason set forth in paragraph 5(e)(ii) hereof, the Company may, at its option, defer the effective date of such termination for up to ninety (90) additional days; or


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                  (vii)    Executive's termination of Executive's employment for
                           any reason other than Good Reason, by means of advance written notice to the Company at least one hundred twenty (120) days prior to the effective date of such termination identifying such termination as a Termination by Executive with Advance Notice ("Termination by Executive with Advance Notice") (it being expressly understood that Executive's giving notice that the extension provision in the first sentence of paragraph 5(b) hereof shall no longer apply shall not constitute a "Termination by Executive with Advance Notice").

                  (d)      For purposes of this Agreement, "Cause" shall mean:

                  (i) the commission by Executive of a felony or a crime involving moral turpitude;

                  (ii)     the commission by Executive of a fraud;

                  (iii) the commission by Executive of any act involving dishonesty or disloyalty with respect to the Company or any of its subsidiaries or affiliates which harms or damages any of them to any extent;

                  (iv) conduct by Executive that brings the Company or any of its subsidiaries or affiliates into substantial public disgrace or disrepute;

                  (v) gross negligence or willful misconduct by Executive with respect to the Company or any of its subsidiaries or affiliates;

                  (vi) repudiation of this Agreement by Executive or Executive's abandonment of his employment with the Company (it being expressly understood that a Termination by Executive for Good Reason or a Termination by Executive with Advance Notice shall not constitute such a repudiation or abandonment);

                  (vii) breach by Executive of any of the agreements in paragraph 8 hereof; or

                  (viii) any other breach by Executive of this Agreement which is material and which is not cured within thirty (30) days after written notice thereof to Executive from the Company.

                  (e) For purposes of this Agreement, "Good Reason" shall mean:

                  (i) any downward adjustment by the Board in Executive's Reference Salary and/or Executive's Bonus Potential pursuant to paragraph 4 hereof; or

                  (ii) the Company's giving notice that the extension provision in the first sentence of paragraph 5(b) hereof shall no longer apply; or


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                  (iii)    any breach by the Company of this Agreement which is
                           material and which is not cured within thirty (30) days after written notice thereof to the Company from Executive.

                  6.       Post-Employment Period Payments.

                  (a) If the Employment Period ends on the date on which (without any extension thereof) it is then scheduled to end pursuant to paragraph 5 hereof, or if the Employment Period ends early pursuant to paragraph 5 hereof for any reason, Executive shall cease to have any rights to salary, bonus (if any), options, expense reimbursements or other benefits other than:
(i) any salary which has accrued but is unpaid, any reimbursable expenses which have been incurred but are unpaid, and any unexpired vacation days which have accrued under the Company's vacation policy but are unused, as of the end of the Employment Period, (ii) (but only to the extent provided in any option theretofore granted to Executive or in the SERP or any other benefit plan in which Executive has participated as an employee of the Company) any option rights or plan benefits which by their terms extend beyond termination of Executive's employment, (iii) any benefits to which Executive is entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (iv) any other amounts(s) payable pursuant to the succeeding provisions of this paragraph 6.

                  (b) If the Employment Period ends pursuant to paragraph 5 hereof on Executive's sixty-fifth birthday, or if the Employment Period ends early pursuant to paragraph 5 hereof on account of Executive's death, Retirement or Termination for Disability, the Company shall make no further payments to Executive except as contemplated in (a) (i), (ii) and (iii) above.

                  (c) If the Employment Period ends early pursuant to paragraph 5 hereof on account of Termination for Cause, the Company shall pay Executive an amount equal to that Executive would have received as salary (based on Executive's salary then in effect) had the Employment Period remained in effect until the later of the effective date of the Company's termination of Executive's employment or the date thirty days after the Company's notice to Executive of such termination.

                  (d) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination without Cause or a Termination by Executive for Good Reason, the Company shall pay to Executive amounts equal to the amounts Executive would have received as salary (based on Executive's salary then in effect or, if greater, Executive's Reference Salary) had the Employment Period remained in effect until the date on which (without any extension thereof) it was then scheduled to end, at the times such amounts would have been paid (in the event Executive is entitled during the payment period to any payments under any disability benefit plan or the like in which Executive has participated as an employee of the Company, less such payments); provided, however, that in the event of Executive's death during the payment period, the Company shall pay any subsequent such amounts to Executive's estate (or such person or persons as Executive may designate in a written instrument signed by him and delivered to the Company prior to his death) or, if so elected by the payee(s) by written notice to the Company within the period of sixty (60) days after the date of Executive's death, shall pay to such payee(s) a lump sum amount equivalent to the discounted present value of such amounts, discounted at the publicly announced reference rate for


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commercial lending of Bank of America Illinois in effect at the date of notice to the Company of such election, with said amount to be paid on a date no later than thirty (30) days following the date of notice to the Company of such election. In addition, the Company shall reimburse Executive (net after taxes on the receipt of such reimbursement) for any premiums paid by Executive for health insurance provided to Executive (for Executive and his dependents) by the Company subsequent to the end of the Employment Period pursuant to the requirements of COBRA as in effect on the date of this Agreement. It is expressly understood that the Company's payment obligations under this (d) shall cease in the event Executive breaches any of his agreements in paragraph 7 or 8 hereof.

                  (e) If the Employment Period ends early pursuant to paragraph 5 hereof on account of a Termination by Executive with Advance Notice, the Company shall make no further payments to Executive except as contemplated in
(a) (i), (ii) and (iii) above.

                  7. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company pursuant to this Agreement concerning the business or affairs of the Company or any of its subsidiaries or affiliates or any predecessor thereof (unless and except to the extent the foregoing become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, "Confidential Information") are the property of the Company or such subsidiary or affiliate. Therefore, Executive agrees that he shall not disclose any Confidential Information without the prior written consent of the Board unless and except to the extent that such disclosure is (i) made in the ordinary course of Executive's performance of his duties under this Agreement or (ii) required by any subpoena or other legal process (in which event Executive will give the Company prompt notice of such subpoena or other legal process in order to permit the Company to seek appropriate protective orders), and that he shall not use any Confidential Information for his own account without the prior written consent of the Board. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of the Company or any of its subsidiaries or affiliates which he may then possess or have under his control.

                  8. Non-Compete, Non-Solicitation.

                  (a) Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement he will become familiar with trade secrets and customer lists of and other confidential information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services will be of special, unique and extraordinary value to the Company.

                  (b) Executive agrees (i) that during the Employment Period he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage or be engaged in, or assist any other person, firm, corporation or enterprise in engaging or being engaged in, any business then actively being conducted by the Company or any of its subsidiaries or affiliates, and (ii) that for two years after the Employment Period he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, assist Reed-Elsevier PLC or Chilton Company (a division of Capital Cities/ABC, Inc.) or any subsidiary or affiliate of either of them, or any successor or assign of any of them, in engaging or being engaged in the business activity of publishing a magazine or electronic media product that directly competes with any magazine or electronic media product then being published by, conducting a trade show that directly competes with any trade show then being conducted by, or creating or disseminating any other product that competes directly with any product then being created or disseminated by, the Company or any of its subsidiaries or affiliates.

                  (c) Executive further agrees that during the Employment Period and for two years thereafter he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or of any of its subsidiaries or affiliates to quit or abandon his employ.

                  (d) Nothing in this paragraph 8 shall prohibit Executive from being: (i) a stockholder in a mutual fund or a diversified investment company or
(ii) a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (e) If, at the time of enforcement of this paragraph, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

                  9. Enforcement. Because Executive's services are unique and because Executive has access to Confidential Information and work product, the parties hereto agree that the Company would be damaged irreparably in the event any of the provisions of paragraph 8 hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

                  10. Executive Representations. Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity other than a letter agreement dated January 1, 1992 between Miller Freeman, Inc. and Executive and
(iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

                  11. Survival. Paragraphs 7 and 8 hereof shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

                  Notices to Executive:

                  Mr. Thomas Kemp
                  81 Paseo Mirasol
                  Tiburon, CA  94920

                  Notices to the Company:

                  c/o Mr. King Harris
                  Pittway Corporation
                  200 South Wacker Drive, Suite 700
                  Chicago, IL  60606-5802

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

                  13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14. Payment of Certain Costs and Expenses.

                  (a) Executive's Front-End Attorneys' Fees. Subject to documentation thereof in reasonable detail, the Company shall reimburse Executive for up to $6,000 of attorneys' fees incurred by him in connection with the negotiation of this Agreement.

                  (b) Prevailing Party's Litigation Expenses. In the event of litigation between the Company and Executive related to this Agreement, the non-prevailing party shall reimburse the prevailing party for any costs and expenses (including without limitation attorneys' fees) reasonably incurred by the prevailing party in connection therewith.

                  (c) Change of Control of the Company. Without limiting the generality of (b) above, in the event that there is a Change of Control of the Company, if the Company thereafter wrongfully withholds from Executive any amount payable to Executive pursuant to this Agreement or the SERP and Executive obtains a final judgment against the Company for such amount, the Company shall reimburse Executive for any costs and expenses (including without limitation attorneys' fees) reasonably incurred by Executive in obtaining such judgment and shall pay Executive interest on the amount of each such cost or expense from the date of payment thereof by Executive to the date of reimbursement by the Company at a floating rate per annum equal to the publicly announced reference rate for commercial lending of Bank of America Illinois in effect from time to time. For purposes of the foregoing, a "Change of Control of the Company" will be deemed to have occurred if but only if, for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, a person or group other than (i) Pittway, or (ii) one or more members of the Harris Group (as currently defined in Pittway's Restated Certificate of Incorporation, as amended) becomes the beneficial owner of stock of the Company possessing a majority of the voting power under ordinary circumstances with respect to the election of directors.

                  15. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

                  16. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

                  17. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, executors, personal representatives, successors and assigns, except that neither party may assign any of his or its rights or delegate any of his or its obligations hereunder without the prior written consent of the other party. Executive hereby consents to the assignment by the Company of all of its rights and obligations hereunder to: (i) Pittway or any subsidiary or affiliate thereof in the event all or any substantial part of the business to which Executive's duties under this Agreement relate are transferred thereto and (ii) any successor to the Company by merger or consolidation or purchase of all or substantially all of the Company's assets; in each case provided such transferee or successor assumes the liabilities of the Company hereunder.

                  18. Choice of Law. This Agreement shall be governed by the internal law, and not the laws of conflicts, of the State of Ohio.

                  19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                  20. Company Option. Executive has advised the Company that, under the terms of the letter agreement referred to in paragraph 10, unless Miller Freeman, Inc. agrees otherwise, Executive must give Miller Freeman, Inc. twelve months' notice in order to terminate his employment thereunder. Executive agrees to use his best efforts to obtain the written agreement of Miller Freeman, Inc. to the termination of his employment under such letter agreement effective as of a date prior to September 3, 1996. In the event Executive shall not have provided the Company with such a written agreement, in form and substance acceptable to the Company, by August 31, 1996, the Company may, at its option, at any time prior to September 15, 1996, declare this Agreement null and void. In any event, and notwithstanding the final sentence of paragraph 1, Executive shall not be required to commence full-time employment with the Company at a time prior to the termination of his employment under the letter agreement referred to in paragraph 10.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                      PENTON PUBLISHING, INC.



                                      By /s/ Sal F. Marino
                                         -------------------------------
                                      Its Chief Executive Officer
                                          ------------------------------





                                      /s/ Thomas Kemp
                                      ----------------------------------
                                      THOMAS KEMP



                  The undersigned hereby agrees that in the event the Company defaults, at any time when the Company is a majority-owned subsidiary of the undersigned, in the payment of any amount payable to Executive pursuant to the terms of the foregoing Employment Agreement, the undersigned, promptly following receipt of demand therefor from Executive, shall pay Executive an amount equal to the defaulted amount in return for an assignment to the undersigned by Executive of his claim against the Company for the defaulted amount.


                                      PITTWAY CORPORATION


                                      By /s/ King Harris
                                         -------------------------------
                                      Its Chief Executive Officer
                                          ------------------------------

                                                                      Exhibit 1



                       PERFORMANCE SHARES AWARD AGREEMENT



Name                                                               , 19
     ---------------------------------       ----------------------    ---

Division
         -----------------------------

This will confirm that the Compensation Committee (the "Committee") of the Board of Directors of Pittway Corporation, a Delaware corporation (the "Company"), has on the date hereof granted you a Performance Shares Award under the Pittway Corporation 1990 Stock Awards Plan (which Plan, as amended and as the same may hereafter be amended from time to time, is referred to as the "Plan").

The Performance Shares Award ("your Award") relates to ______ shares of the Company's Class A Stock, of the par value of $1 per share ("Class A Stock").

Your Award will vest on a cumulative basis of 33-1/3% per year on each successive anniversary of the date hereof; provided that (a) your Award will vest 100% in the event your employment with the Company and its subsidiaries terminates prior to the third anniversary of the date hereof on account of Retirement, Termination for Disability, Termination without Cause or Termination by Executive for Good Reason (in each case, as defined in the Employment Agreement dated as of July 25, 1996 between Penton Publishing, Inc., a Delaware corporation, and you ("Your Employment Agreement")); and (b) in the event your employment terminates on account of a Termination for Cause (as defined in Your Employment Agreement), all rights under your Award which have not yet vested as of the date of termination will be canceled.

Your Award will be paid, to the extent vested, by the issuance of shares of Class A Stock within 45 days after vesting in full or earlier termination of your employment.

As such time, if any, as shares of Class A Stock are issued in payment of your Award, you will also be paid in cash: (a) an amount equal to the quarterly dividends which would have been paid on such shares through such time had such shares been issued to you on the date hereof; plus (b) interest on the amount of each such dividend, compounded at the end of each calendar year and at the time of payment of your Award, at a rate per annum equal to the Company's average money market investment or borrowing rate, as the case may be, during such calendar year or during the year-to-date period ended the last day of the most recently completed month, respectively.

Your award is subject to the terms, conditions and provisions of the Plan, including without limitation the provision that interpretations of the Plan by the Committee will be conclusive and binding on you.

Without limiting the generality of the foregoing, your Award is subject to the following:

         1. The issuance of share of Class A Stock in payment of your Award has been registered by the Company under the Securities Act of 1933 on the Company's Form S-8 Registration Statement No. 33-54753 (the "Registration Statement"). By signing this Agreement, you acknowledge that you have received a copy of the Company's Plan Information Document dated February 15, 1996, which is a part of the Registration Statement, and a copy of the Company's most recent Annual Report to its stockholders. By signing this Agreement you agree that you will not reoffer, resell or otherwise dispose of any shares issued to you in payment of your Award in any manner which would violate such Securities Act or any other federal or state securities law, and further agree to reimburse the Company for any loss, damage or expense of any kind which it may suffer by reason of any breach of such agreement. You further acknowledge that the Company has no obligation to keep the Registration Statement effective or current or to file or keep effective or current any other registration statement concerning any shares subject to your Award.

         2. The Committee may suspend the issuance of shares of Class A Stock in payment of your Award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

         3. The Company may withhold, or require you to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable pursuant to your Award, and the Committee may defer such payment or issuance unless indemnified to its satisfaction.

         4. You will have no rights as a holder of any of the shares of Class A Stock subject to your Award, including without limitation voting rights and rights to receive dividends, unless and until the certificates representing such shares are issued to you.

         5. Neither your Award nor any interest therein is transferable by you other than by will or the laws of descent and distribution. Any purported transfer contrary to this provision will nullify your Award.

         6. Nothing in the Plan or your Award shall interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate your employment at any time or confer upon you any right to continue in the employ or the Company or any of its subsidiaries for any period of time or to continue your present or any other rate of compensation; nor shall the grant of your Award give you any right to any additional Performance Shares Award.

This Agreement will be binding upon and inure to the benefit of any successor of the Company.

Please acknowledge your Award by signing the extra copy of this Agreement in the space provided and returning the same to the Financial Vice President of the Company.

                                    PITTWAY CORPORATION

                                      BY
                                         -------------------------------
                                         President



The undersigned hereby acknowledges the foregoing Award, and agrees to be bound by the provisions of the foregoing Agreement and the Plan.



                                         -------------------------------
                                         (Name of Recipient)


Date:                               , 19
     -------------------------------    ---

                                                                      Exhibit 2



                               PITTWAY CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                      ------------------------------------

                             [Insert Date of Grant]


[Name of Employee]
[Business Address]

Dear                       :
     ----------------------

                  I am pleased to advise you that the Committee for the Pittway Corporation 1990 Stock Awards Plan (which Plan, as amended and as the same may hereafter be amended from time to time, is referred to as the "Plan") has on the date hereof (the "Grant Date") authorized the grant of the following option effective immediately:

                  1. You are hereby granted the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of ____ shares of the Company's Class A Stock (herein the "Option Shares") at a purchase price of $____ per Option Share. The term "Class A Stock" as used herein means the Company's Class A Stock, of the par value of $1.00 per share (or, from and after any change of such Class A Stock into the Company's Common Stock, of the par value of $1.00 per share ("Common Stock"), on a share-for-share basis pursuant to the Company's Restated Certificate of Incorporation, as amended, Common Stock). Your option is not intended to be, and will not be treated as, an "incentive stock option" as such term is defined in
Section 422A(b) of the Internal Revenue Code of 1986, as amended.

                  2. Your option is irrevocable and is intended to conform in all respects with the Plan as presently written. Inconsistencies between your option and the Plan will be resolved according to the terms of the Plan, a copy of which has been supplied to you.

                  3. Your option will be exercisable in whole at any time and in part from time to time after the third anniversary of the Grant Date but prior to the tenth anniversary of the Grant Date; provided, however that:

                  (a) in the event that your employment with the Company and its subsidiaries terminates prior to the third anniversary of the Grant Date on account of your death or on account of Retirement, Termination for Disability, Termination without Cause or Termination by Executive for Good Reason (in each case, as defined in the Employment Agreement dated as of July 25, 1996 between Penton Publishing, Inc., a Delaware corporation, and you ("Your Employment

Agreement")), your option will thereupon become exercisable immediately with respect to all of the Option Shares; and

                  (b) in the event that your employment with the Company and its subsidiaries terminates prior to the third anniversary of the Grant Date other than on account of your death and other than on account of Retirement, Termination for Disability, Termination without Cause or Termination by Executive for Good Reason (in each case, as defined in Your Employment Agreement), your option will thereupon become exercisable immediately (i) as to 33-1/3% of the Option Shares if such termination occurs on or after the first anniversary of the Grant Date but prior to the second anniversary of the Grant Date, and (ii) as to 66-2/3% of the Option Shares if such termination occurs on or after the second anniversary of the Grant Date but prior to the third anniversary of the Grant Date.

                  Notwithstanding the foregoing: (A) in the event that your employment terminates on account of a Termination for Cause (as defined in Your Employment Agreement), your option will cease to be exercisable to the extent exercisable as of such termination and will not become exercisable after such termination; (B) your option may not be exercised during the first six months after the Grant Date, except in the event your employment terminates on account of your death, or on account of a Termination for Disability (as defined in Your Employment Agreement), prior to the expiration of such six-month period; (C) in the event that your employment with the Company and its subsidiaries terminates (whether prior to, on or after the third anniversary of the Grant Date) on account of your death or on account of a Termination for Disability (as defined in Your Employment Agreement), your option will cease to be exercisable upon the earlier of twelve (12) months after such termination or three (3) months after the tenth anniversary of the Grant Date; (D) in the event that your employment with the Company and its subsidiaries terminates (whether prior to, on or after the third anniversary of the Grant Date) on account of a Termination without Cause or a Termination by Executive for Good Reason (each as defined in Your Employment Agreement), your option will cease to be exercisable upon the earlier of twelve (12) months after such termination or the tenth anniversary of the Date of Grant; (E) in the event that your employment with the Company and its subsidiaries terminates (whether prior to, on or after the third anniversary of the Grant Date) for any reason other than on account of a reason described in
(A), (C) or (D) above, your option (1) will not become exercisable after such termination as to any shares in addition to those as to which it is exercisable at the time of such termination, and (2) will cease to be exercisable upon the earlier of three (3) months after such termination (subject to extension by the Committee to up to twelve (12) months if the Committee so determines prior to the expiration of your option) or the tenth anniversary of the Grant Date; and
(F) if at any time you take an authorized leave of absence, the Committee may (but need not) determine that for this purpose you will be deemed to continue in the employment of the Company or a subsidiary of the Company.

                  Each time you wish to exercise your option to purchase Option Shares, you must give the Company written notice of exercise (attention Treasurer), which notice must specify the number of full Option Shares to be purchased and the purchase price to be paid therefor. You may exercise your option with respect to all or any part of the Option Shares as to which your option has become exercisable, but you may not exercise your option as to a fraction of a full share. In the event of your death, your option may be exercised in accordance with this paragraph 3 by your estate or by the person who acquired the right to exercise your option by bequest or inheritance or by reason of the laws of descent and distribution. In the event of your permanent disability, your option may be exercised in accordance with this paragraph 3 by you or your legal representative. Written notice of exercise must be accompanied by payment in full of the purchase price, in the form of (A) cash or a check, bank draft or money order payable to the order of the Company, (B) shares of Class A Stock already owned by you (valued at the fair market value thereof on the date of exercise), (C) shares of Common Stock already owned by you (valued at the fair market value thereof on the date of exercise), or (D) a combination thereof. Fair market value for all purposes of this Agreement will be determined by the Committee.

                  4. Exercise of your option may be suspended if the Board of Directors or the Committee determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Board of Directors or the Committee.

                  5. The issuance of Class A Stock to you in the event you exercise your option has been registered by the Company under the Securities Act of 1933 on the Company's Form S-8 Registration Statement No. 33-54753 (the "Registration Statement"). By executing this Agreement, you acknowledge that you have received a copy of the Company's Plan Information Document dated February 15, 1996, which is a part of the Registration Statement, and a copy of the Company's most recent Annual Report to its stockholders. By executing this Agreement you agree that you will not reoffer, resell or otherwise dispose of any Option Shares in any manner which would violate the Securities Act of 1933 or any other federal or state securities law, and further agree to reimburse the Company for any loss, damage or expense of any kind which it may suffer by reason of any breach at any time of such agreement, including but not limited to any liabilities which the Company may have under the Securities Act of 1933 or any other federal or state securities law. You hereby agree that the Company will have no obligation to you to keep effective or current its existing Registration Statement, or to file or keep effective or current any additional registration statement concerning any Option Shares.

                  6. (a) In the event of any reorganization, recapitalization, reclassification, merger, consolidation, or sale of all or substantially all of the Company's assets followed by liquidation, which is effected in such a way that holders of the Class A Stock are entitled to receive securities or other assets with respect to or in exchange for the Class A Stock (an "Organic Change"), the Committee shall make appropriate changes to insure that your option thereafter represents the right to acquire, in lieu of or in addition to the shares of the Class A Stock immediately theretofore acquirable upon exercise, such securities or assets as may be issued or payable with respect to or in exchange for an equivalent number of shares of Class A Stock; and in the event of any stock dividend, stock split or combination of shares, the Board of Directors shall make appropriate changes in the number of shares authorized by the Plan to be delivered thereafter, and the Committee shall make appropriate changes in the number of shares covered by your option and the exercise price specified herein (and in the event of a spinoff, the Committee may make similar changes), in order to prevent the dilution or enlargement of your option rights. However, no right to purchase or receive a fraction of a share shall be created; and if, as a result of any such change, a fractional share would result or the right to purchase or receive the same would result, the number of shares in question shall be decreased to the next lower whole number of shares.

                  (b) As used in this Agreement, the term "Option Shares" includes, in addition to the shares described in paragraph l hereof as the shares subject to your option, any other shares or other securities which may be issued as a result of subparagraph (a).

                  7. Your option will not be assignable or transferable by you other than by will or by the laws of descent and distribution, and during your lifetime will be exercisable only by you or your legal representative.

                  8. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company in care of its Treasurer at 200 South Wacker Drive, Suite 700, Chicago, Illinois 60606-5802, and any notice to be given to you will be addressed to you at the address given beneath your signature hereto, or at such other address as you may direct in writing. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

                  9. The Company may withhold from any amount owed to you by the Company (or may require a subsidiary or other Affiliate (as defined in the Plan) to withhold from any amount owed to you by it and remit to the Company), or may require you to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any shares to be issued by the Company upon the exercise of your option, and the Committee may defer the issuance of such shares unless indemnified to its satisfaction.

                  10. Nothing in this Agreement confers any right on you to continue in the employ of the Company or any subsidiary or other Affiliate or affects in any way the right of the Company or any subsidiary or other Affiliate, as the case may be, to terminate your employment at any time.

                  11. This Agreement will be binding upon and inure to the benefit of any successor or successors of the Company.

                  In order to evidence the grant of your option, please execute the extra copy of this Agreement in the space provided and return the same to the Company, whereupon this Agreement will constitute a binding option agreement between us.

                                      Very truly yours,

                                      PITTWAY CORPORATION

                                      By
                                         -------------------------------
                                          [Name, Title]


                  The undersigned hereby acknowledges that the undersigned has carefully read all of the provisions in this Agreement, including, without limitation, the provision of paragraph 5 hereof regarding the effect of the undersigned's execution of this Agreement. The undersigned hereby agrees to be bound by all provisions set forth in this Agreement and the Plan.

                                    NAME:
                                          ----------------------------------
                                    ADDRESS:
                                             -------------------------------
                                    SOCIAL SECURITY #:
                                                       ---------------------
                                    DATED:
                                           ---------------------------------